UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 751-4880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between August 20, 2015 and September 4, 2015, Scio Diamond Technology Corporation (the “Company”) sold 5,216,667 shares of the Company’s Common Stock, par value $.001 per share, at a price of $0.30 per share in exchange for total proceeds of $1,565,000.  No commissions or underwriting discounts were paid in connection with the sale of the shares.

The shares were sold in reliance on an exemption from registration provided by Section 4(a)(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “ Securities Act ”).  The Company’s reliance on Rule 506(b) is based on the following facts: each of the investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the shares to the investors; and the shares will be issued as restricted securities.

The Company has used, and plans to use, the proceeds of the offering to pay general operating expenses and fund continuing working capital needs.

On September 8, 2015, Scio Diamond Technology Corp. issued a press release announcing this financing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: September 8, 2015	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer